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                                                                   EXHIBIT 10.24

             Saloo.com and inChorus Strategic Business Partnership

In the best interest of both companies, the business relationship between Saloon.com and inChorus will begin immediately. inChorus will offer inChorus Pro services to Saloo.com and their client base. inChorus Pro is a rich-media email marketing solution that utilizes propriety software and hosting system. Both parties will help execute an effective email marketing, advertising or customer service campaigns. The inChorus and Saloo.com relationship will help provide email solutions to companies looking to improve their email communication through voice, sound, music, graphics, animation, or viseo. inChorus Pro compression, streaming and cross platform technology, is at the cutting edge of this growing medium. All campaigns will have advanced back end tracking to measure effectiveness.

inChorus will provide full creative and hosting services through either a direct, referral or transparent relationship. If Saloo.com refers a client to inChorus, Saloo.com will receive 20% net revenue on the rich-media email message creation and hosting. In reciprocal, if inChorus refers a client to Saloo.com, inChorus will receive 20% net revenue on the rich-media email message creation and hosting. inChorus.com will receive 20% net revenue from Saloo.com for any customers referred to Saloo.com by inChorus. inChorus will refer customers to the Saloo.com Network of option names. Confidentially of clients will be paramount.


InChorus rate card for Saloo.com
--------------------------------

Production        $5,000           15-30 second message
Creative          $150             Per hour
Hosting
                  $0.200           Less than 50,000 views
                  $0.175           500,000-200,000 views
                  $0.150           200,000-500,000 views
                  $0.100           500,000-999,999 views
                  $0.050           1,000,000-1,999,999 views

* Depending on budget requirements, cap the hosting charges for viral marketing.

The inChorus production is 5-7 business days. We both agree this is after receipt of a signed inChorus Work Order, all creative materials and client approval.

inChorus.com will train Saloo.com sales team on the product and service. This would include any direct client meetings. Free of charges, inChorus.com will create an inChorus Pro rich-media email message for the Saloo.com internal marketing team.

/s/ Aaron S. Armstrong  9/1/00               /s/ Meredith Feldsted  9/5/00
------------------------------               -----------------------------
Aaron S. Armstrong                           Meredith Feldsted
inChorus                                     Saloo.com
Director, Business Alliance                  Sales Operations